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                                                                   EXHIBIT 10.21



                              AMENDMENT NUMBER FOUR
                                       TO
                      WHITEHALL JEWELLERS, INC. 401(K) PLAN


                  WHEREAS, Whitehall Jewellers, Inc., a Delaware corporation (the "Company"), has adopted and maintains a defined contribution plan for the benefit of certain employees titled the "Whitehall Jewellers, Inc. 401(k) Plan" (the "Plan"); and

                  WHEREAS, the Company desires to amend the Plan as requested by the Internal Revenue Service in order to obtain from the Internal Revenue Service a favorable determination letter for the Plan;

                  NOW, THEREFORE, pursuant to the power of amendment contained in Section 14.1 of the Plan, the Plan is hereby amended effective February 1, 1997, as follows:

                  1. The penultimate sentence contained in Section 4.2(b) of the Plan is hereby amended to read as follows:

                  The amount of any income or loss allocable to such Excess Before-Tax Contributions shall equal the income earned with respect to the Participant's Account, if any, for the taxable year and the period (the "gap period") between the end of the taxable year and the



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                  date of distribution of the Excess Before-Tax Contributions multiplied by a fraction, the numerator of which is the Excess Before-Tax Contributions and the denominator of which is the sum of (i) the Participant's total Account balance as of the beginning of the taxable year plus (ii) the Participant's Before-Tax Contributions for the taxable year and the gap period.

                  2. Paragraphs (1) and (2) of Section 4.3(a) of the Plan are hereby amended to read as follows:

                           (1) The highly compensated average deferral
                  percentage for such year does not exceed the product of the non-highly compensated average deferral percentage multiplied by 1.25.

                           (2) The highly compensated average deferral
                  percentage for such year (1) does not exceed the non-highly compensated average deferral percentage by more than two percentage points, and (ii) does not exceed the product of the non-highly compensated average deferral percentage multiplied by 2.0.


                  3. Paragraph (3) of Section 4.3(b) of the Plan is hereby amended to read as follows:

                           (3) the term "highly compensated eligible employee"
                  shall mean (and shall be determined in accordance with Section 414(q) of the Code and the regulations hereunder) any Eligible Employee or former employee who is a Participant, who performs service in the determination year and who (A) was, at any time during the current or preceding year, a 5-percent owner (as defined in Section 416(i)(1) of the Code) of the Employer and Affiliates, or (B) had, for the preceding year, compensation (as defined in Section 415(c)(3) of the Code, except that for Plan Years beginning before January 1, 1998, compensation shall be determined without regard to Section 125, 402(e)(3) or 402(h)(1) of the Code) from the Employer and Affiliates in excess



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                  of $80,000 (as adjusted from time to time pursuant to Section
                  415(d) of the Code);


                  4. The penultimate sentence of the last paragraph contained in
Section 4.3(c) of the Plan is hereby amended to read as follows:

                  The amount of any income or loss allocable to any such reductions to be so distributed shall be determined in the same manner as income or loss allocable to Excess Before-Tax Contributions is determined under Section 4.2(b), except that, if different, the Plan Year shall be used instead of the taxable year.


                  5. Section 6.4 of the Plan is hereby amended by inserting the following parenthetical phrase after the word "$30,000" that appears therein:

                  (for the Plan Year beginning February 1, 1997, $30,000 multiplied by 11/12)


                  6. Paragraph (2) of Section 7.2 of the Plan is hereby amended by adding the following new sentence at the end thereof:


                  In the case of any Participant who is not a "five percent owner," a lump sum distribution paid during the Participant's lifetime shall be made not later than the April 1 of the calendar year following the later of the calendar year in which the Participant terminates



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                  employment and the calendar year in which the Participant
                  attains age 70-1/2.


                  7. The first sentence of Section 13.3 of the Plan is hereby amended to read as follows:

                  Notwithstanding any provision of the Plan to the contrary, during any Plan Year for which the Plan is a top-heavy plan, the Employer of each Participant who is not a key Employee shall make a contribution for such Participant for the Plan Year which in no event shall be less than the lesser of (i) three percent of such Participant's compensation during such Plan Year and (ii) the highest percentage at which contributions are made under Article 4 on behalf of any key Employee for such Plan Year.








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                  IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its Chairman and attested by its Secretary on this 28th day of April, 1999.


                                         WHITEHALL JEWELLERS, INC.


                                         By:      /s/ Hugh M. Patinkin
                                             ------------------------------
                                                        Chairman



ATTEST:


     /s/ John R. Desjardins
-------------------------------
          Secretary







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